UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2019

MBT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 East Front Street, Monroe, Michigan	48161
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities

Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

This Current Report on Form 8-K is filed to disclose litigation filed with respect to the previously reported proposed merger (the “proposed merger”) between MBT Financial Corp. (“MBT”) and First Merchants Corporation (“First Merchants”).

On January 18, 2019, MBT was provided a copy of a complaint from its lawyers showing that on January 18, 2019, it was sued by Christopher Pauli, a purported MBT stockholder, on behalf of himself and all MBT stockholders other than the named defendants and their affiliates (the “Purported Class”). The complaint is a derivative and putative class action filed in the United States District Court for the Eastern District of Michigan Southern Division, captioned Christopher Pauli v. MBT Financial Corp, et al., naming each MBT director (collectively, the “Individual Defendants”), and MBT as defendants.

The lawsuit alleges that MBT and the Individual Defendants have violated Sections 14(a) and 20(a) of the Securities and Exchange Act of 1934 by omitting certain material information from First Merchants’ Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”), which includes First Merchants’ prospectus with respect to the shares of First Merchants’ common stock to be issued to MBT stockholders in the proposed merger and the MBT proxy statement for the MBT special stockholders’ meeting to be held on February 14, 2019.  The relief sought by the complaint includes preliminary and permanent injunction from proceeding with, consummating, or closing the proposed merger, rescission and rescissory damages if the proposed merger is completed, and damages, including attorneys’ and experts’ fees.

The defendants believe the allegations in the complaint are without merit and intend to defend against them vigorously.  Currently, however, it is not possible to predict the outcome of the litigation or the impact the litigation may have on MBT, First Merchants or the proposed merger, if any.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on MBT management’s expectations and are subject to numerous risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions.

Although MBT’ management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. MBT does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Additional Information and Where to Find It

First Merchants has filed with the SEC a Registration Statement on Form S-4 that includes a proxy statement of MBT and a prospectus of First Merchants. Investors and security holders are advised to read the Registration Statement and the proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. These documents may be accessed and downloaded, free of charge, at www.sec.gov or by directing a request to John L. Skibski, Executive Vice President and Chief Financial Officer, MBT Financial Corp., 102 E. Front St., Monroe, Michigan 48161, telephone: (734) 241-3431.

Participants in the Solicitation

First Merchants and MBT and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of MBT in connection with the proposed Merger. Information about the directors and executive officers of MBT is set forth in the proxy statement for MBT’s 2018 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 19, 2018. Information about the directors and executive officers of First Merchants is set forth in the proxy statement for First Merchant’s 2018 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 22, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement-Prospectus regarding the proposed Merger. Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: January 23, 2019	By:	/s/ John L. Skibski
John L. Skibski
Executive Vice President and
Chief Financial Officer